Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

SpatiaLight, Inc.
Novato, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated March 5, 2004, relating to the consolidated financial statements of SpatiaLight, Inc. as of December 31, 2003 and for the two years then ended, appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the prospectus.


/s/ BDO Seidman, LLP
-------------------------
San Francisco, California
April 26, 2005